Rule 424b3
File No. 333154601

AMERICAN DEPOSITARY
SHARES
One 1 American Depositary
Share represents
One 1 Share

THE BANK OF NEW
YORK MELLON
AMERICAN DEPOSITARY
RECEIPT
FOR COMMON STOCK OF
AUTOGRILL SPA
INCORPORATED UNDER
THE LAWS OF ITALY
       The Bank of New
York Mellon, as depositary
hereinafter called the
Depositary, hereby certifies
i that there have been
deposited with the Depositary
or its agent, nominee,
custodian, clearing agency or
correspondent, the securities
described above Shares or
evidence of the right to
receive such Shares, ii that at
the date hereof each American
Depositary Share evidenced
by this Receipt represents the
amount of Shares shown
above, and that

or registered assigns IS THE
OWNER OF  AMERICAN
DEPOSITARY SHARES
hereby evidenced and called,
and except as otherwise herein
expressly provided, is entitled
upon surrender at the
Corporate Trust Office of the
Depositary, New York, New
York of this Receipt duly
endorsed for transfer and
upon payment of the charges
as provided on the reverse of
this Receipt and in compliance
with applicable laws or
governmental regulations, at
Owners option 1 to delivery at
the office of the agent,
nominee, custodian, clearing
agency or correspondent of
the Depositary, to a person
specified by Owner, of the
amount of Deposited
Securities represented hereby
or evidence of the right to
receive the same or 2 to have
such Deposited Securities
forwarded at his cost and risk
to him at the Corporate Trust
Office of the Depositary.  The
words Deposited Securities
wherever used in this Receipt
shall mean the Shares
deposited under the agreement
created by the Receipts as
hereinafter defined including
such evidence of the right to
receive the same, and any and
all other securities, cash and
other property held by the
Depositary in place thereof or
in addition thereto as provided
herein.  The word Owner
wherever used in this Receipt
shall mean the name in which
this Receipt is registered upon
the books of the Depositary
from time to time.  The
Depositarys Corporate Trust
Office is located at a different
address than its principal
executive office. Its Corporate
Trust Office is located at 101
Barclay Street, New York,
New York 10286, and its
principal executive office is
located at One Wall Street,
New York, New York 10286.
             1.
                    RECEI
PTS.
       This American
Depositary Receipt this
Receipt is one of a continuing
issue of American Depositary
Receipts collectively, the
Receipts, all evidencing rights
of like tenor with respect to
the Deposited Securities, and
all issued or to be issued upon
the terms and subject to the
conditions herein provided,
which shall govern the
continuing arrangement by the
Depositary with respect to
initial deposits as well as the
rights of holders and Owners
of Receipts subsequent to
such deposits.
       The issuer of the
Receipts is deemed to be the
legal entity resulting from the
agreement herein provided
for.
       The issuance of
Receipts against deposits
generally may be suspended,
or the issuance of Receipts
against the deposit of
particular Shares may be
withheld, if such action is
deemed necessary or
advisable by the Depositary at
any time and from time to
time because of any
requirements of any
government or governmental
body or commission or for
any other reason.  The
Depositary assumes no
liability with respect to the
validity or worth of the
Deposited Securities.
             2.
                    TRAN
SFER OF RECEIPTS.
       Until the surrender of
this Receipt in accordance
with the terms hereof, the
Depositary will maintain an
office in the Borough of
Manhattan, The City of New
York, for the registration of
Receipts and transfers of
Receipts where the Owners of
the Receipts may, during
regular business hours, inspect
the transfer books maintained
by the Depositary that list the
Owners of the Receipts.  The
transfer of this Receipt is
registrable on the books of the
Depositary at its Corporate
Trust Office by the holder
hereof in person or by duly
authorized attorney, upon
surrender of this Receipt
properly endorsed for transfer
or accompanied by proper
instruments of transfer and
funds sufficient to pay any
applicable transfer taxes, and
the fees and expenses of the
Depositary and upon
compliance with such
regulations, if any, as the
Depositary may establish for
such purpose.  This Receipt
may be split into other such
Receipts, or may be combined
with other such Receipts into
one Receipt, representing the
same aggregate number of
American Depositary Shares
as the Receipt or Receipts
surrendered.  Upon such split
or combination not involving
a transfer, a charge will be
made as provided herein.  The
Depositary may close the
transfer books at any time or
from time to time when
deemed expedient by it in
connection with the
performance of its duties
hereunder.
             3.
                    PROO
F OF CITIZENSHIP OR
RESIDENCE.
       The Depositary may
require any holder or Owner
of Receipts, or any person
presenting securities for
deposit against the issuance of
Receipts, from time to time, to
file such proof of citizenship
or residence and to furnish
such other information, by
affidavit or otherwise, and to
execute such certificates and
other instruments as may be
necessary or proper to comply
with any laws or regulations
relating to the issuance or
transfer of Receipts, the
receipt or distribution of
dividends or other property, or
the taxation thereof or of
receipts or deposited
securities, and the Depositary
may withhold the issuance or
registration of transfer of any
Receipt or payment of such
dividends or delivery of such
property from any holder,
Owner or other person, as the
case may be, who shall fail to
file such proofs, certificates or
other instruments.
             4.
                    TRAN
SFERABILITY
RECORDOWNERSHIP.
       It is a condition of this
Receipt and every successive
holder and Owner of this
Receipt by accepting or
holding the same consents and
agrees, that title to this
Receipt, when properly
endorsed or accompanied by
proper instruments of transfer,
is transferable by delivery
with the same effect as in the
case of a negotiable
instrument provided, however,
that prior to the due
presentation of this Receipt
for registration of transfer as
above provided, and subject
to the provisions of Article 9
below, the Depositary,
notwithstanding any notice to
the contrary, may treat the
person in whose name this
Receipt is registered on the
books of the Depositary as the
absolute owner hereof for the
purpose of determining the
person entitled to distribution
of dividends and for any other
purpose.
             5.
                    TAX
LIABILITY.
       The Depositary shall
not be liable for any taxes or
governmental or other
assessments or charges that
may become payable in
respect of the Deposited
Securities, but a ratable part of
any and all of the same,
whether such tax, assessment
or charge becomes payable by
reason of any present or
future law, statute, charter
provision, bylaw, regulation or
otherwise, shall be payable by
the Owner hereof to the
Depositary at any time on
request.  Upon the failure of
the holder or Owner of this
Receipt to pay any such
amount, the Depositary may
sell for account of such
Owner an amount of the
Deposited Securities equal to
all or any part of the amount
represented by this Receipt,
and may apply the proceeds in
payment of such obligations,
the Owner hereof remaining
liable for any deficiency.
             6.
                    REPR
ESENTATIONS AND
WARRANTIES.
       Every person
presenting Shares for deposit
shall be deemed thereby to
represent and warrant that
such Shares and each
certificate, if any, therefor are
validly issued, fully paid and
nonassessable, that such
Shares were not issued in
violation of any preemptive or
similar rights of the holders of
any securities and that the
person making such deposit is
duly authorized so to do.
 Every such person shall also
be deemed to represent that
the deposit of such securities
and the sale of American
Depositary Shares
representing such Shares by
that person in the United
States are not restricted under
the Securities Act of 1933, as
amended the Securities Act of
1933.  Such representations
and warranties shall survive
the deposit of such securities
and issuance of Receipts.
       This Receipt is issued
subject, and all rights of the
holder or Owner hereof are
expressly subject, to the terms
and conditions set forth on
both sides of this Receipt, all
of which form a part of the
agreement evidenced in this
Receipt and to all of which the
holder or Owner hereof by
accepting this Receipt
consents.
             7.
                    REPO
RTS OF ISSUER OF
DEPOSITED SECURITIES
VOTING RIGHTS.
       As of the date of the
establishment of the program
for issuance of Receipts by
the Depositary, the Depositary
believed, based on limited
investigation, that the issuer of
the Deposited Securities either
i furnished the Securities and
Exchange Commission the
Commission with certain
public reports and documents
required by foreign law or
otherwise or ii published
information in English on its
Internet website at
www.autogrill.it or another
electronic information
delivery system generally
available to the public in its
primary trading market, in
either case in compliance with
Rule 12g32b under the
Securities and Exchange Act
of 1934 as in effect and
applicable to that issuer at that
time.  However, the
Depositary does not assume
any duty to determine if the
issuer of the Deposited
Securities is complying with
the current requirements of
Rule 12g32b or to take any
action if that issuer is not
complying with those
requirements.
       The Depositary shall
be under no obligation to give
notice to the holder or Owner
of this Receipt of any meeting
of shareholders or of any
report of or communication
from the issuer of the
Deposited Securities, or of
any other matter concerning
the affairs of such issuer,
except as herein expressly
provided.  The Depositary
undertakes to make available
for inspection by holders and
Owners of the Receipts at its
Corporate Trust Office, any
reports and communication
received from the issuer of the
Deposited Securities that are
both i received by the
Depositary as the holder of
the Deposited Securities and ii
made generally available to
the holders of the Deposited
Securities by the issuer
thereof.  Such reports and
communications will be
available in the language in
which they were received by
the Depositary from the issuer
of the Deposited Securities,
except to the extent, if any,
that the Depositary in its sole
discretion elects to both i
translate into English any of
such reports or
communications that were not
in English when received by
the Depositary and ii make
such translations, if any,
available for inspection by
holders and Owners of the
Receipts.  The Depositary has
no obligation of any kind to
translate any of such reports
or communications or to make
such translation, if any,
available for such inspection.
       The Depositary may,
in its discretion, exercise, in
any manner, or not exercise,
any and all voting rights that
may exist in respect of the
Deposited Securities.  The
Depositary may, but assumes
no obligation to, notify
Owners of an upcoming
meeting of holders of
Deposited Securities or solicit
instructions from Owners as to
the exercise of any voting
rights with respect to the
Deposited Securities. Upon
the written request of the
Owner of this Receipt and
payment to it of any expense
involved, the Depositary may,
in its sole discretion, but
assumes no obligation to,
exercise any voting rights with
respect to the amount of the
Deposited Securities
represented by the American
Depositary Shares evidenced
by this Receipt in accordance
with that request.
             8.
                    DISTR
IBUTIONS.
       Until the surrender of
this Receipt, the Depositary a
shall distribute or otherwise
make available to the Owner
hereof, at a time and in such
manner as it shall determine,
any distributions of cash,
Shares or other securities or
property other than
subscription or other rights
and b may distribute or
otherwise make available to
the Owner hereof, at a time
and in such manner as it shall
determine, any distributions of
subscription or other rights, in
each case received with
respect to the amount of
Deposited Securities
represented hereby, after
deduction, or upon payment
of the fees and expenses of
the Depositary described in
Article 13 below, and the
withholding of any taxes in
respect thereof provided,
however, that the Depositary
shall not make any
distribution for which it has
not received satisfactory
assurances, which may be an
opinion of United States
counsel, that the distribution is
registered under, or is exempt
from or not subject to the
registration requirements of,
the Securities Act of 1933 or
any other applicable law.  If
the Depositary is not
obligated, under the preceding
sentence, to distribute or make
available a distribution under
the preceding sentence, the
Depositary may sell such
Shares, other securities,
subscription or other rights,
securities or other property,
and the Depositary shall
distribute the net proceeds of
a sale of that kind to the
Owners entitled to them, after
deduction or upon payment of
the fees and expenses of the
Depositary described in
Article 13 below and the
withholding of any taxes in
respect thereof.  In lieu of
distributing fractional
American Depositary Shares
for distributed Shares or other
fractional securities, the
Depositary may, in its
discretion, sell the amount of
securities or property equal to
the aggregate of those
fractions.  In the case of
subscription or other rights,
the Depositary may, in its
discretion, issue warrants for
such subscription or other
rights andor seek instructions
from the Owner of this
Receipt as to the disposition to
be made of such subscription
or other rights.  If the
Depositary does not distribute
or make available to Owners
or sell distributed subscription
or other rights, the Depositary
shall allow those rights to
lapse.  Sales of subscription or
other rights, securities or other
property by the Depositary
shall be made at such time and
in such manner as the
Depositary may deem
advisable.
       If the Depositary shall
find in its opinion that any
cash distribution is not
convertible in its entirety or
with respect to the Owners of
a portion of the Receipts, on a
reasonable basis into U.S.
Dollars available to it in the
City of New York, or if any
required approval or license
of any government or agency
for such conversion is denied
or is not obtainable within a
reasonable period, the
Depositary may in its
discretion make such
conversion and distribution in
U.S. Dollars to the extent
possible, at such time and
rates of conversion as the
Depositary shall deem
appropriate, to the Owners
entitled thereto and shall with
respect to any such currency
not converted or convertible
either i distribute such foreign
currency to the holders
entitled thereto or ii hold such
currency for the respective
accounts of such Owners
uninvested and without
liability for interest thereon, in
which case the Depositary
may distribute appropriate
warrants or other instruments
evidencing rights to receive
such foreign currency.
             9.
                    RECO
RD DATES ESTABLISHED
BY DEPOSITARY.
       Whenever any cash
dividend or other cash
distribution shall become
payable or any distribution
other than cash shall be made,
or whenever rights shall be
offered, with respect to
Deposited Securities, or
whenever the Depositary shall
receive notice of any meeting
of Owners of Deposited
Securities, or whenever it is
necessary or desirable to
determine the Owners of
Receipts, the Depositary will
fix a record date for the
determination of the Owners
generally or the Owners of
Receipts who shall be entitled
to receive such dividend,
distribution or rights, or the
net proceeds of the sale
thereof, to give instructions
for the exercise of voting
rights at any such meeting or
responsible for any other
purpose for which the record
date was set.
             10.
                    CHAN
GES AFFECTING
DEPOSITED SECURITIES.
       Upon i any change in
nominal value or any
subdivision, combination or
any other reclassification of
the Deposited Securities, or ii
any recapitalization,
reorganization, sale of assets
substantially as an entirety,
merger or consolidation
affecting the issuer of the
Deposited Securities or to
which it is a party, or iii the
redemption by the issuer of
the Deposited Securities at any
time of any or all of such
Deposited Securities provided
the same are subject to
redemption, then and in any
such case the Depositary shall
have the right to exchange or
surrender such Deposited
Securities and accept and hold
hereunder in lieu thereof
 other shares, securities, cash
or property to be issued or
delivered in lieu of or in
exchange for, or distributed or
paid with respect to, such
Deposited Securities.  Upon
any such exchange or
surrender, the Depositary shall
have the right, in its discretion,
to call for surrender of this
Receipt in exchange upon
payment of fees and expenses
of the Depositary for one or
more new Receipts of the
same form and tenor as this
Receipt, but describing the
substituted Deposited
Securities.  In any such case
the Depositary shall have the
right to fix a date after which
this Receipt shall only entitle
the Owner to receive such
new Receipt or Receipts.  The
Depositary shall mail notice of
any redemption of Deposited
Securities to the Owners of
Receipts, provided that in the
case of any redemption of less
than all of the Deposited
Securities, the Depositary shall
select in such manner as it
shall determine an equivalent
number of American
Depositary Shares to be
redeemed and shall mail
notice of redemption only to
the Owners of Receipts
evidencing those American
Depositary Shares.  The sole
right of the Owners of
Receipts evidencing American
Depositary Shares designated
for redemption after the
mailing of such notice of
redemption shall be to receive
the cash, rights and other
property applicable to the
same, upon surrender to the
Depositary and upon payment
of its fees and expenses of the
Receipts evidencing such
American Depositary Shares.
             11.
                    LIABI
LITY OF DEPOSITARY.
       The Depositary shall
not incur any liability to any
holder or Owner of this
Receipt i if by reason of any
provisions of any present or
future law of the United States
of America, any state thereof,
or of any other country, or of
any governmental or
regulatory authority, or by
reason of any provision,
present or future, of the
charter or articles of
association or similar
governing document of the
issuer or of the Deposited
Securities, the Depositary shall
be prevented, delayed or
forbidden from or subjected
to any civil or criminal penalty
or extraordinary expenses on
account of doing or
performing any act or thing
which by the terms hereof it is
provided shall be done or
performed, ii by reason of any
nonperformance or delay,
caused as specified in clause i
above, in the performance of
any act or thing which by the
terms of this Receipt it is
provided shall or may be done
or performed, iii by reason of
any exercise of, or failure to
exercise, any discretion
provided for herein, iv for the
inability of any Owner or
holder to benefit from any
distribution, offering, right or
other benefit which is made
available to holders of
Deposited Securities but is not
made available to Owners or
holders, v for any special,
consequential or punitive
damages for any breach of the
terms of this Receipt or vi
arising out of any act of God,
terrorism or war or any other
circumstances beyond its
control.
       The Depositary shall
not be responsible for any
failure to carry out any
requests to vote any Deposited
Securities or for the manner or
effect of any vote that is cast
either with or without the
request of any Owner, or for
not exercising any right to
vote any Deposited Securities.
       The Depositary does
not assume any obligation and
shall not be subject to any
liability to holders or Owners
hereunder other than agreeing
to act without negligence or
bad faith in the performance
of such duties as are
specifically set forth herein.
       The Depositary shall
be under no obligation to
appear in, prosecute or
defend, any action, suit or
other proceeding in respect of
any of the Deposited
Securities or in respect of the
Receipts on behalf of Owners
or holders or any other
persons.  The Depositary shall
not be liable for any action or
nonaction by it in reliance
upon the advice of or
information from legal
counsel, accountants or any
other persons believed by it in
good faith to be competent to
give such advice or
information.
       The Depositary,
subject to Article 14 hereof,
may itself become the owner
of and deal in securities of
any class of the issuer of the
Deposited Securities and in
Receipts of this issue.
             12.
                    TERM
INATION OF
AGREEMENT AND
SURRENDER OF THIS
RECEIPT.
       The Depositary may at
any time terminate the
agreement evidenced by this
Receipt and all other Receipts
by mailing notice of such
termination to the Owners of
all Receipts then outstanding
at their addresses appearing
upon the books of the
Depositary, at least thirty days
prior to the date fixed in such
notice for termination.  On
and after such date of
termination the Owner hereof,
upon surrender of this Receipt
at the Corporate Trust Office
of the Depositary, will be
entitled to delivery of the
amount of the Deposited
Securities represented hereby
upon the same terms and
conditions, and upon payment
of a fee at the rates provided
herein with respect to the
surrender of this Receipt for
Deposited Securities and on
payment of applicable taxes
and charges.  The Depositary
may convert any dividends
received by it in cash after the
termination date into U.S.
Dollars as herein provided,
and after deducting therefrom
the fees of the Depositary and
referred to herein and any
taxes and governmental
charges and shall thereafter
hold the balance of said
dividends for the pro rata
benefit of the Owners of the
respective Receipts.  As to any
Receipts not so surrendered
within thirty days after such
date of termination the
Depositary shall thereafter
have no obligation with
respect to the collection or
disbursement of any
subsequent dividends or any
subscriptions or other rights
accruing on the Deposited
Securities.  After the
expiration of three months
from such date of termination
the Depositary may sell any
remaining Deposited
Securities in such manner as it
may determine, and may
thereafter hold uninvested the
net proceeds of any such sale
or sales together with any
dividends received prior to
such sale or the U.S. Dollars
received on conversion
thereof, unsegregated and
without liability for any
interest thereon, for the pro
rata benefit of the Owners of
the Receipts that have not
theretofore been surrendered
for cancellation, such Owners
thereupon becoming general
creditors of the Depositary
with respect to such net
proceeds.  After making such
sale, or if no such sale can be
made after the expiration of
one year from such date of
termination, the Depositary
shall be discharged from all
obligations whatsoever to the
holders and Owners of the
Receipts except to make
distribution of the net
proceeds of sale and of such
dividends after deducting all
fees, charges and expenses of
the Depositary or of the
Deposited Securities, in case
no sale can be made, upon
surrender of the Receipts.
             13.
                    CERT
AIN FEES AND CHARGES
OF THE DEPOSITARY.
       The Depositary may
charge any party depositing or
withdrawing Shares, any party
transferring or surrendering
Receipts, any party to whom
Receipts are issued including
issuance pursuant to a stock
dividend or stock split or an
exchange of stock or
distribution pursuant to
Articles 8 or 10 or Owners, as
applicable, i fees for the
delivery or surrender of
Receipts and deposit or
withdrawal of Shares, ii fees
for distributing cash, Shares or
other property received in
respect of Deposited
Securities, iii taxes and other
governmental charges, iv
registration or custodial fees
or charges relating to the
Shares, v cable, telex and
facsimile transmission
expenses, vi foreign currency
conversion expenses and fees,
vii depositary servicing fees
and viii any other fees or
charges incurred by the
Depositary or its agents in
connection with the Receipt
program.  The Depositarys
fees and charges may differ
from those of other
depositaries.  The Depositary
reserves the right to modify,
reduce or increase its fees
upon thirty 30 days notice to
the Owner hereof.  The
Depositary will provide,
without charge, a copy of its
latest schedule of fees and
charges to any party
requesting it.
       The Depositary may
charge fees for receiving
deposits and issuing Receipts,
for delivering Deposited
Securities against surrendered
Receipts, for transfer of
Receipts, for splits or
combinations of Receipts, for
distribution of each cash or
other distribution on
Deposited Securities, for sales
or exercise of rights, or for
other services performed
hereunder.  The Depositary
reserves the right to modify,
reduce or increase its fees
upon thirty 30 days notice to
the Owner hereof.  The
Depositary will provide,
without charge, a copy of its
latest fee schedule to any
party requesting it.
             14.
                    PRER
ELEASE OF RECEIPTS.
       Notwithstanding any
other provision of this
Receipt, the Depositary may
execute and deliver Receipts
prior to the receipt of Shares
PreRelease. The Depositary
may deliver Shares upon the
receipt and cancellation of
Receipts which have been
PreReleased, whether or not
such cancellation is prior to
the termination of such
PreRelease or the Depositary
knows that such Receipt has
been PreReleased.  The
Depositary may receive
Receipts in lieu of Shares in
satisfaction of a PreRelease.
 Each PreRelease will be
a preceded or accompanied by
a written representation from
the person to whom Receipts
or Shares are to be delivered
that such person, or its
customer, owns the Shares or
Receipts to be remitted, as the
case may be, b at all times
fully collateralized with cash
or such other collateral as the
Depositary deems appropriate,
c terminable by the Depositary
on not more than five 5
business days notice, and
d subject to such further
indemnities and credit
regulations as the Depositary
deems appropriate.  The
number of American
Depositary Shares which are
outstanding at any time as a
result of PreReleases will not
normally exceed thirty percent
30 of the Shares deposited
with the Depositary provided,
however, that the Depositary
reserves the right to change or
disregard such limit from time
to time as it deems
appropriate.
       The Depositary may
retain for its own account any
compensation received by it in
connection with the foregoing.
             15.
                    COMP
LIANCE WITH U.S.
SECURITIES LAWS.
       Notwithstanding any
terms of this Receipt to the
contrary, the Depositary will
not exercise any rights it has
under this Receipt to prevent
the withdrawal or delivery of
Deposited Securities in a
manner which would violate
the United States securities
laws including, but not limited
to, Section 1A1 of the General
Instructions to the Form F6
Registration Statement, as
amended from time to time,
under the Securities Act of
1933.
             16.
                    GOVE
RNING LAW VENUE OF
ACTIONS JURY TRIAL
WAIVER.
       This Receipt shall be
interpreted and all rights
hereunder and provisions
hereof shall be governed by
the laws of the State of New
York.
       All actions and
proceedings brought by any
Owner or holder of this
Receipt against the Depositary
arising out of or relating to the
Shares or other Deposited
Securities, the American
Depositary Shares or the
Receipts, or any transaction
contemplated herein, shall be
litigated only in courts located
within the State of New York.
       EACH OWNER AND
HOLDER HEREBY
IRREVOCABLY WAIVES,
TO THE FULLEST EXTENT
PERMITTED BY
APPLICABLE LAW, ANY
RIGHT IT MAY HAVE TO A
TRIAL BY JURY IN ANY
SUIT, ACTION OR
PROCEEDING AGAINST
THE DEPOSITARY
DIRECTLY OR
INDIRECTLY ARISING OUT
OF OR RELATING TO THE
SHARES OR OTHER
DEPOSITED SECURITIES,
THE AMERICAN
DEPOSITARY SHARES OR
THE RECEIPTS, OR ANY
TRANSACTION
CONTEMPLATED HEREIN,
OR THE BREACH HEREOF,
INCLUDING WITHOUT
LIMITATION, ANY
QUESTION REGARDING
EXISTENCE, VALIDITY OR
TERMINATION WHETHER
BASED ON CONTRACT,
TORT OR ANY OTHER
THEORY.
             17.
                    AMEN
DMENT OF RECEIPTS.
       The form of the
Receipts and the agreement
created thereby may at any
time and from time to time be
amended by the Depositary in
any respect which it may
deem necessary or desirable.
Any amendment which shall
prejudice any substantial
existing right of Owners shall
not become effective as to
outstanding Receipts until the
expiration of thirty 30 days
after notice of such
amendment shall have been
given to the Owners of
outstanding Receipts
provided, however, that such
thirty 30 days notice shall in
no event be required with
respect to any amendment
which shall impose or increase
any taxes or other
governmental charges,
registration fees, cable, telex
or facsimile transmission
costs, delivery costs or other
such expenses. Every Owner
and holder of a Receipt at the
time any amendment so
becomes effective shall be
deemed, by continuing to hold
such Receipt, to consent and
agree to such amendment and
to be bound by the agreement
created by Receipt as
amended thereby. In no event
shall any amendment impair
the right of the Owner of any
Receipt to surrender such
Receipt and receive therefor
the amount of Deposited
Securities represented by the
American Depositary Shares
evidenced thereby, except in
order to comply with
mandatory provisions of
applicable law.